EXHIBIT 23.1


Smart Choice Automotive Group, Inc.
Titusville, Florida

     We hereby consent to the incorporation by reference of our report dated March 30, 1998, relating to the consolidated financial statements of Smart Choice Automotive Group, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, into the Company's previously filed Form S-3 Registration Statements, File Nos 333-39669 and 333-44455 and Post Effective Amendment No. 4 on Form S-3 to Form SB-2 Registration Statement, File No. 33-96520-A.


                                   /s/ BDO Seidman
                                   ----------------
                                   BDO Seidman, LLP

Orlando, Florida
April 13, 1998